As filed with the Securities and Exchange Commission on June 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3336783
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6836 Bee Cave Road

Building 1, Suite 279

Austin, Texas 78746

(650) 378-8100

(Address of principal executive offices) (Zip code)

Sonim Technologies, Inc. 2019 Equity Incentive Plan

Sonim Technologies, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plan)

Thomas W. Wilkinson

Chief Executive Officer

6836 Bee Cave Road

Building 1, Suite 279

Austin, Texas 78746

(650) 378-8100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jon Gavenman

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– Shares reserved for future grant under the 2019 Equity Incentive Plan	1,021,861	$0.86	$878,800.46	$114.07
– Shares reserved for future grant under the 2019 Employee Stock Purchase Plan	204,372	$0.86	$175,759.92	$22.81
Total	1,226,233		$1,054,560.38	$136.88

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.001 (the “Common Stock”), that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) or 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on June 4, 2020, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sonim Technologies, Inc., a Delaware corporation (“Registrant”), relating to 1,226,233 shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of Registrant and its affiliates under the 2019 Equity Incentive Plan (the “2019 Plan”) and the 2019 Employee Stock Purchase Plan (the “ESPP”). Registrant’s Form S-8 Registration Statement filed with the U.S. Securities and Exchange Commission on May 14, 2019 (File No. 333-231457) (the “Prior Form S-8”) relating to the 2019 Plan and ESPP are each incorporated by reference herein.

PART II

Item 3. Incorporation of Certain Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 filed by the Registrant with the SEC are incorporated by reference herein. In addition, the following documents filed by the Registrant are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2019, filed with the SEC on March 27, 2020 (File No.  001-38907);

(b) The Registrant’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 29, 2020 (File No. 001-38907);

(c) The Registrant’s Amendment No. 2 to its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 2, 2020 (File No. 001-38907);

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020 (File No. 001-38907);

(e) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 17, 2020, March 17, 2020 and June 5, 2020 (File No. 001-38907);

(f) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on May 9, 2019 (File No. 001-38907) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 of the Form 10-K; and

(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Incorporated by Exhibit Reference	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38907	3.1	May 17, 2019

4.2	Amended and Restated Bylaws of the Registrant.	S-1	001-38907	3.4	April 15, 2019

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-230887	4.1	April 29, 2019

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (reference is made to the signature page hereto).					X

99.1	Sonim Technologies, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-230887	10.2	April 29, 2019

99.2	Sonim Technologies, Inc. 2019 Employee Stock Purchase Plan.	S-1/A	333-230887	10.3	April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 9, 2020.

SONIM TECHNOLOGIES, INC.

By:	/s/ Robert Tirva
Robert Tirva
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Wilkinson and Robert Tirva and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Wilkinson	Chief Executive Officer and Director	June 9, 2020
Thomas W. Wilkinson	(Principal Executive Officer)

/s/ Robert Tirva	Chief Financial Officer	June 9, 2020
Robert Tirva	(Principal Financial and Accounting Officer)

/s/ John Kneuer	Director and Chairman of the Board	June 9, 2020
John Kneuer	of Directors

/s/ Alan Howe	Director	June 9, 2020
Alan Howe

/s/ Kenny Young	Director	June 9, 2020
Kenny Young

/s/ Susan G. Swenson	Director	June 9, 2020
Susan G. Swenson

/s/ Maurice Hochschild	Director	June 9, 2020
Maurice Hochschild

/s/ Jeffrey D. Johnson	Director	June 9, 2020
Jeffrey D. Johnson